Contact:  Troy D. Cook
Executive Vice President &
Chief Financial Officer
913-327-3109

NPC International, Inc. Reports Second Quarter 2012 Results

Overland Park, Kansas, (August 7, 2012) - NPC International, Inc. (the “Company”), today reported results for its second fiscal quarter ended June 26, 2012.

SECOND QUARTER HIGHLIGHTS:

•	Comparable store sales increased 5.1% rolling over a decrease of (2.8)% last year.
•	Adjusted EBITDA (reconciliation attached) of $34.4MM was $10.0MM or 41% greater than last year.
•	Adjusted EBITDA margins expanded 300 basis points over last year.
•	Cash balances were $36.5MM for an increase of $12.7MM over the prior quarter despite investing $4.9MM in fees and expenses to refinance our term loan.
•	Adjusted Free Cash Flow (reconciliation attached) was $21.4MM or 62% of Adjusted EBITDA.
•	Net income of $3.0MM was $2.2MM below last year.

YEAR-TO-DATE RESULTS:

•	Comparable store sales increased 5.1% rolling over a decrease of (3.8)% last year.
•	Adjusted EBITDA (reconciliation attached) of $73.0MM was $16.0MM or 28% greater than last year.
•	Adjusted EBITDA margins expanded 210 basis points over last year.
•	Cash balances increased $24.5MM from our opening balance sheet, despite investing $19.4MM in the acquisition of 36 units in Florida and $4.9MM refinancing our term loan.
•	Net income of $12.0MM was $2.7MM below last year.
•	Our leverage ratio was 3.99X Consolidated EBITDA, net of allowable cash balances of $30.0MM, compared to pro-forma leverage of 4.85X at the closing of the transaction on December 28, 2011.

NPC’s President and CEO Jim Schwartz said, “We are obviously pleased to report a 41% increase in our second quarter Adjusted EBITDA on the strength of continued strong sales momentum and impressive margin expansion which was fueled by our margin management initiatives, a softening commodities environment and excellent controls by our operators.

The brand continued to promote compelling value and bundling innovation this quarter with our $10 Any Pizza carry-out promotion and the $10 Dinner Box while also leveraging the brand’s penchant for innovation with Cheesy Bites Pizza and the introduction of the P’zolo.   These promotions extended the strong sales momentum that began in earnest in the fourth quarter of last year culminating in impressive comparable store sales growth of 5.1% this quarter.

Our Delco Lite growth initiative gained significant traction this quarter with the opening of 10 Delco Lites.  We have opened 12 Delco Lites this fiscal year-to-date, we have opened an additional 4 units since quarter end and have 13 currently under construction, positioning the Company to meet or exceed our development target for the year.  Importantly, these new locations continue to deliver results that are well in line with our return expectations which has further energized us about the future of this opportunity.

Our strong performance to date has allowed us to de-leverage our business by nearly one full turn of EBITDA since completing the Olympus acquisition on December 28, 2011.  We are focused upon maintaining this momentum into the back half of this fiscal year by leveraging core value and delivering excellent customer service.”

The Company is a wholly-owned subsidiary of NPC Acquisition Holdings, LLC ("Parent"), which has guaranteed the Company's 10.50% Senior Notes due 2020. As a result of its guaranty, Parent is required to file reports with the Securities and Exchange Commission which include consolidated financial statements of Parent and its subsidiaries (including the Company). Parent's only material asset is all of the stock of the Company. The quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for Parent and the Company on a consolidated basis are set forth in Parent's Form 10-Q for the fiscal quarter ended June 26, 2012 which can be accessed at www.sec.gov.

CONFERENCE CALL INFORMATION:

The Company’s second quarter earnings conference call will be held Wednesday, August 8, 2012 at 8:00 am CDT (9:00 ET). You can access this call by dialing 866-788-0545.  The international number is 857-350-1683. The access code for the call is 33917540.

For those unable to participate live, a replay of the call will be available until August 15, 2012 by dialing 888-286-8010 or by dialing international at 617-801-6888.  The access code for the replay is 23537195.

A replay of the call will also be available at the Company’s website at www.npcinternational.com.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,200 Pizza Hut restaurants and delivery units in 28 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Parent’s  quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated into the Parent’s Form 10-Q which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations.  Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct.  Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; and other factors. These risks and other risks are described in Parent’s and NPC’s filings with the Securities and Exchange Commission, including Parent's and NPC’s Post Effective Amendment No. 1 to Form S-4 Registration Statement, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	June 26, 2012		June 28, 2011

Net product sales (1)	$251,796	100.0%	$228,083	100.0%
Fees and other income (2)	11,765	4.7%	10,540	4.6%
Total sales	263,561	104.7%	238,623	104.6%
Comparable store sales (net product sales only)	5.1%		-2.8%

Cost of sales (3)	70,917	28.2%	68,766	30.1%
Direct labor (4)	73,257	29.1%	67,219	29.5%
Other restaurant operating expenses (5)	79,208	31.5%	73,190	32.1%
General and administrative expenses (6)	14,827	5.9%	13,511	5.9%
Corporate depreciation and amortization of intangibles	4,391	1.7%	2,940	1.3%
Other	239	0.1%	589	0.3%
Total costs and expenses	242,839	96.5%	226,215	99.2%
Operating income	20,722	8.2%	12,408	5.4%
Other expense:
Interest expense (7)	11,467	4.6%	6,195	2.7%
Loss on debt extinguishment (8)	5,144	2.0%	-	0.0%
Income before income taxes	4,111	1.6%	6,213	2.7%
Income tax expense	1,122	0.4%	1,063	0.4%

Net income	$2,989	1.2%	$5,150	2.3%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$7,544		$5,367
Cash Rent Expense	$13,005		$12,578

(1)	Net product sales increased 10.4% due to a 5.1% increase in comparable store sales and a 5.1% increase in equivalent units.
(2)	Fees and other income increased 11.6% due to higher delivery charge income from increased delivery transactions and increased equivalent units.
(3)	Cost of sales, as a percentage of net product sales, decreased primarily due to lower commodity costs and savings from the margin management initiative.
(4)	Direct labor, as a percentage of net product sales, decreased largely due to lower employee benefits expense, sales leverage on fixed labor and improved labor productivity.
(5)
Other restaurant operating expenses, as a percentage of net product sales, decreased largely due to the sales leveraging effect on fixed and semi-fixed costs, primarily occupancy costs, the benefit of the 2012 development incentives from Pizza Hut, Inc. and lower advertising expenses, partially offset by increased depreciation and higher restaurant manager bonus expense.

(6)
General and administrative expenses increased largely due to higher incentive compensation and salaries expense, increased credit card transaction fees and costs associated with our enterprise resource planning system implementation.

(7)	Interest expense increased primarily due to higher average debt levels and interest rates as a result of the acquisition of our Company by Olympus Partners on December 28, 2011.
(8)	Loss on debt extinguishment related to the refinancing of the Company’s term loan.

Note:  The explanations above are abbreviated disclosures.  For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	26 Weeks Ended
	June 26, 2012		June 28, 2011

Net product sales (1)	$509,615	100.0%	$467,706	100.0%
Fees and other income (2)	24,360	4.8%	22,045	4.7%
Total sales	533,975	104.8%	489,751	104.7%
Comparable store sales (net product sales only)	5.1%		-3.8%

Cost of sales (3)	146,252	28.7%	138,553	29.6%
Direct labor (4)	147,215	28.9%	137,457	29.4%
Other restaurant operating expenses (5)	156,934	30.8%	147,977	31.6%
General and administrative expenses (6)	28,838	5.7%	26,318	5.6%
Corporate depreciation and amortization of intangibles	8,635	1.7%	5,900	1.3%
Other	503	0.1%	628	0.2%
Total costs and expenses	488,377	95.9%	456,833	97.7%
Operating income	45,598	8.9%	32,918	7.0%
Other expense:
Interest expense (7)	24,381	4.8%	12,944	2.8%
Loss on debt extinguishment (8)	5,144	0.9%	-	0.0%
Income before income taxes	16,073	3.2%	19,974	4.2%
Income tax expense	4,079	0.8%	5,318	1.1%

Net income	$11,994	2.4%	$14,656	3.1%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$16,040		$8,727
Cash Rent Expense	$25,856		$25,348

(1)	Net product sales increased 9.0% due to a 5.1% increase in comparable store sale and a 3.8% increase in equivalent units.
(2)
Fees and other income increased 10.5% due to higher delivery charge income from an increase in customer delivery charges in certain markets in the second quarter of 2011 and increased equivalent units.

(3)	Cost of sales, as a percentage of net product sales, decreased primarily due to lower commodity costs and savings from the margin management initiative.
(4)	Direct labor, as a percentage of net product sales, decreased largely due to the benefit of lower average wage rates, lower employee benefits expense and improved labor productivity.
(5)
Other restaurant operating expenses, as a percentage of net product sales, decreased largely due to the sales leveraging effect on fixed and semi-fixed costs, primarily occupancy costs, lower advertising expenses and the benefit of the 2012 development incentives from Pizza Hut, Inc., partially offset by increased depreciation and higher restaurant manager bonus expense.

(6)
General and administrative expenses increased largely due to higher incentive compensation and salaries expense, increased credit card transaction fees and costs associated with our enterprise resource planning system implementation.

(7)	Interest expense increased primarily due to higher average debt levels and interest rates as a result of the acquisition of our Company by Olympus Partners on December 28, 2011.
(8)	Loss on debt extinguishment related to the refinancing of the Company’s term loan.

Note:  The explanations above are abbreviated disclosures.  For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 26, 2012	December 27, 2011
Assets
Current assets:
Cash and cash equivalents	$36,480	$78,394
Other current assets	31,620	35,105
Total current assets	68,100	113,499

Facilities and equipment, net	141,347	131,744
Franchise rights, net	629,891	390,110
Other noncurrent assets	341,331	213,375
Total assets	$1,180,669	$848,728
Liabilities and Stockholders' Equity
Current liabilities:
Other current liabilities	$109,478	$102,852
Current portion of debt	3,750	13,540
Total current liabilities	113,228	116,392

Long-term debt, less current portion	561,250	359,160
Other noncurrent liabilities	273,753	171,716
Total liabilities	948,231	647,268
Stockholders' equity	232,438	201,460
Total liabilities and stockholders' equity	$1,180,669	$848,728

NPC INTERNATIONAL, INC.
 Condensed Consolidated Statements of Cash Flows
 (Dollars in thousands)
(Unaudited)

	26 Weeks Ended
	June 26, 2012	June 28, 2011
Operating activities
Net income	$11,994	$14,656
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	27,199	22,867
Amortization of debt issuance costs	2,002	1,265
Deferred income taxes	3,036	3,047
Loss on debt extinguishment	5,144	-
Debt extinguishment costs	(1,702)	-
Other	91	687
Changes in assets and liabilities, excluding acquisitions:
Assets	1,389	(641)
Liabilities	4,007	2,847
Net cash provided by operating activities	53,160	44,728
Investing activities
Capital expenditures	(16,040)	(8,727)
Purchase of the stock of the Company	(436,081)	-
Purchase of business assets, net of cash acquired	(19,371)	-
Proceeds from sale or disposition of assets	24	618
Net cash used in investing activities	(471,468)	(8,109)
Financing activities
Payments on term bank facilities	-	(29,670)
Borrowings under revolving credit facility	14,900	-
Payments under revolving credit facility	(14,900)	-
Proceeds from equity contribution, net of costs of $18,735	216,635	-
Retirement of predecessor entity debt	(372,700)	-
Issuance of debt	565,000	-
Debt issuance costs	(31,905)	-
Interest rate derivative	(636)
Proceeds from sale-leaseback transactions	-	486
Net cash provided by (used in) financing activities	376,394	(29,184)
Net change in cash and cash equivalents	(41,914)	7,435
Beginning cash and cash equivalents	78,394	44,159
Ending cash and cash equivalents	$36,480	$51,594

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 26, 2012	June 28, 2011	June 26, 2012	June 28, 2011
Adjusted EBITDA:
Net income	$2,989	$5,150	$11,994	$14,656
Adjustments:
Interest expense	11,467	6,195	24,381	12,944
Income tax expense	1,122	1,063	4,079	5,318
Depreciation and amortization	13,887	11,096	27,199	22,867
Loss on debt extinguishment	5,144	-	5,144	-
Transaction costs	195	-	478	-
Net facility impairment charges	55	631	55	710
2012 development incentives	(800)	-	(1,040)	-
Pre-opening expenses and other	349	317	748	556
Adjusted EBITDA (1)	$34,408	$24,452	$73,038	$57,051
Adjusted EBITDA Margin(2)	13.7%	10.7%	14.3%	12.2%

Free Cash Flow:
Net cash provided by operating activities	$28,940	$16,794	$53,160	$44,728
Adjustments:
Predecessor transaction expenses	-	-	16,019	-
Capital expenditures	(7,544)	(5,367)	(16,040)	(8,727)
Free Cash Flow (3)	$21,396	$11,427	$53,139	$36,001

Unit Count Activity

	26 Weeks Ended
	June 26, 2012	June 28, 2011

Beginning of period	1,151	1,136
Acquired	36	-
Developed	12	5
Closed	(2)	(1)
End of period	1,197	1,140

Equivalent units(4)	1,177	1,134

(1) The Company defines Adjusted EBITDA as consolidated net income plus interest, income taxes, depreciation and amortization, facility impairment charges, and pre-opening expenses, further adjusted to exclude unusual litigation expenses (before indemnification offset), the 2012 development incentives from Pizza Hut, Inc., the loss on debt extinguishment relating to the refinancing of the Company’s indebtedness and expenses related to the acquisition of the Company by an entity controlled by Olympus Growth Fund V, L.P. and certain of its affiliates (“Olympus”). The Company incurred substantial transaction costs in 2011 in connection with the sale of the Company to Olympus on the first day of fiscal 2012 and had substantial interest expense relating to the financing of the acquisition of the Company in both 2011 and 2006 and substantial depreciation and amortization expense relating to the acquisition of the Company in 2011 and 2006 and to the Company’s acquisition of units in recent years.  Management believes that the elimination of the above items gives management and investors useful information to compare the performance of our core operations over different periods and to compare our operating performance with the performance of other companies that have different financing and capital structures or tax rates.  Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles.  Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under generally accepted accounting principles.  Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies.
(2) Calculated as a percentage of net product sales.
(3) The Company defines Adjusted Free Cash Flow as cash flows from operations plus non-recurring predecessor transaction expenses paid from proceeds from the sale of the Company less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business.  It should not be inferred that the entire Adjusted Free Cash Flow amount is available for discretionary expenditures.
 (4) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.
7300 W 129th St
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